                                                                    Exhibit 10.1

                        FIFTH AMENDMENT TO LOAN AGREEMENT


           THIS FIFTH AMENDMENT TO LOAN AGREEMENT (this "Fifth Amendment") is made as of the 30th day of April, 2003, but effective as of April 1, 2003 (the "Fifth Amendment Effective Date"), by and among UNI-MARTS, INC., a Delaware corporation, and UNI-MARTS OF AMERICA, INC., a Delaware corporation (together, the "Borrowers"), and THE PROVIDENT BANK, a bank chartered under the laws of the State of Ohio (the "Lender").

                              W I T N E S S E T H:

           WHEREAS, the Borrowers and the Lender have heretofore entered into a certain Loan Agreement dated as of April 20, 2000, as amended by the First Amendment to Loan Agreement dated as of January 16, 2001, the Second Amendment to Loan Agreement dated as of March 31, 2001, the Third Amendment to Loan Agreement dated as of December 21, 2001, and the Fourth Amendment to Loan Agreement dated as of September 30, 2002 (as so amended, the "Loan Agreement"), pursuant to which the Lender has agreed to provide a $15,000,000 secured revolving credit facility to the Borrowers, subject to the terms and conditions set forth in the Loan Agreement; and

           WHEREAS, the Borrowers have requested that the Lender extend the seasonal increase of $2,000,000 to an aggregate amount not to exceed $15,000,000 through April 30, 2004, to extend the Expiration Date from April 20, 2004, to December 31, 2004, to amend the Fixed Charge Coverage Ratio and the Interest Coverage Ratio, to amend the Capital Expenditures limitation and to amend certain other provisions of the Loan Agreement and the Lender is willing to do so under the terms, and subject to the conditions, set forth in this Fifth Amendment.

           NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and with the intent to be legally bound, the parties hereto agree as follows:


          1. Recitals as Covenants. The foregoing recitals are hereby incorporated in this Fifth Amendment as covenants.

          2. Use of Terms. Terms used herein and not otherwise defined are used herein as defined in the Loan Agreement.

          3. Amended and Restated Definitions. The following definitions set forth in Section 1.01 of the Loan Agreement are hereby amended and restated in their entirety as follows:

             "Agreement" means this Loan Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and as the same may be further amended, modified or supplemented from time to time.

             "Expiration Date" means December 31, 2004, unless extended in writing by the Lender in its sole and absolute discretion.

             "Revolving Credit Note" means the Third Amended and Restated Revolving Credit Note of the Borrowers in the form of Exhibit "A" to the Fifth Amendment evidencing the Revolving Credit Loans together with all extensions, renewals, refinancings or refundings in whole or in part.

           In addition to the foregoing, the following defined terms are hereby added to Section 1.01 of the Loan Agreement:

             "Fifth Amendment" means the Fifth Amendment to Loan Agreement dated as of April 30, 2003, effective the Fifth Amendment Effective Date, among the Borrowers and the Lender.

             "Fifth Amendment Closing Date" means April 30, 2003, or such other date as the parties may agree.

           4. Amendments to Revolving Credit Loan Facility.

              (a) Amendment of Section 2.01 - Revolving Credit Loans. Subject to the terms and conditions of this Fifth Amendment and the Loan Agreement, the Lender has agreed to continue the increase of $2,000,000 to its Revolving Credit commitment to a maximum principal amount of the Revolving Credit Loans not to exceed $15,000,000 in the aggregate. Accordingly, subsections (b) and (c) of
Section 2.01 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

                 (b) Revolving Credit Note. The obligations of the Borrowers to repay the unpaid principal amount of the Revolving Credit Loans made to the Borrowers by the Lender and to pay interest on the unpaid principal amount will be evidenced in part by the Revolving Credit Note of the Borrowers dated the Fifth Amendment Closing Date, in substantially the form attached as Exhibit "A" to the Fifth Amendment, with the blanks appropriately filled. The executed Revolving Credit Note will be delivered by the Borrowers to the Lender on the Fifth Amendment Closing Date. The Revolving Credit Note shall be an amendment, restatement and replacement of the Revolving Credit Note dated as of December 21, 2001, executed and delivered by the Borrowers to the Lender (the "Existing Note"), and the indebtedness evidenced by the Existing Note, together with additional Revolving Credit Loans made by the Lender to the Borrower pursuant to this Agreement after the Fifth Amendment Closing Date, shall be evidenced by the Revolving Credit Note.

                 (c) Borrowing Base. The maximum borrowing availability under this Agreement applicable to the Revolving Credit Loans to all Borrowers taken as a whole shall be equal on any day during the term of this Agreement to the lesser of (i) Fifteen Million Dollars ($15,000,000) through April 30,2004, and, at all other times, Twelve Million Dollars ($12,000,000.00), or (ii) seventy-five percent (75%) of the aggregate gross amount of

           Qualified Accounts, plus sixty percent (60%) of the aggregate value of Qualified Inventory, plus fifty percent (50%) of the value of the real properties identified on Appendix 1 to this Agreement, as revised from time to time by Uni-Marts as provided herein (the lesser of the amounts described in clauses (i) and (ii) of this sentence is sometimes referred to in this Agreement as the "Borrowing Base"). In the event that Uni-Marts desires to add properties to Appendix 1, or substitute one or more properties (collectively the "New Properties") for properties then listed on Appendix 1 (collectively the "Released Properties"), upon and subject to Lender's agreeing to make the proposed substitution, (i) the Borrowing Base shall be adjusted to reflect the substitution and the Borrowers shall repay the amount of any Loans that exceed the Borrowing Base, (ii) the applicable Borrower shall grant to Lender Mortgages meeting the requirements of this Agreement on all New Properties, and (iii) Lender shall release its lien and Mortgage on the Released Properties. Upon the sale or other disposition of any property listed on Appendix 1 (a "Sold Property"), the Sold Property shall immediately be removed from the Borrowing Base and Borrowers shall immediately repay any Loans in excess of the Borrowing Base as calculated to take into account the sale of the Sold Property. The Borrowing Base shall be further reduced by (i) the aggregate undrawn amount of all Letters of Credit from time to time outstanding as of the date of the determination, and (ii) any reserve or reserves created and maintained by the Lender from time to time and in its sole reasonable discretion to reflect events, conditions, contingencies or risks which affect the Qualified Accounts or the Qualified Inventory or otherwise affect the assets, the business, operations or financial condition of the Borrowers or any individual Borrower.

                 (b) Amended and Restated Revolving Credit Note. The Borrowers shall execute and deliver the Revolving Credit Note in the form attached to the Fifth Amendment as Exhibit A to evidence the Revolving Credit Loans as herein provided.

                 (c) Amendment of Section 6.08 - Dispositions of Assets. Subject to the terms and conditions of this Fifth Amendment and the Loan Agreement, the Lender has agreed to amend Section 6.08 - Dispositions of Assets. Accordingly,
Section 6.08 is hereby amended and restated in its entirety to read as follows:

                     6.08 Dispositions of Assets. The Borrowers will not sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily (any of the foregoing being referred to in this Section as a "transaction" and any series of related transactions constituting but a single transaction), any of their properties or assets, tangible or intangible (including stock of subsidiaries), except for sales of inventory and stores in the ordinary course of business and stores not in the ordinary course of business pursuant to a certain plan of disposition developed by the Borrowers and submitted to the Lender for approval and to be further approved by the Lender at the disposition of such stores.

                 (d) Amendment of Section 6.12 - Capital Expenditures. Subject to the terms and conditions of this Fifth Amendment and the Loan Agreement, the Lender has agreed to amend Section 6.12 - Capital Expenditures. Accordingly,
Section 6.12 is hereby amended and restated in its entirety to read as follows:

                     6.12 Capital Expenditures. The Borrowers shall not permit Capital Expenditures to exceed $3,000,000, excluding Capital Expenditures directly funded by third parties, for any fiscal year of the Borrowers during the term of this Agreement.

                 (e) Amendments of Section 6.13 - Financial Maintenance Covenants. Subject to the terms and conditions of this Fifth Amendment and the Loan Agreement, the Lender has agreed to amend certain financial maintenance covenants. Accordingly, subsections (b) and (c) of Section 6.13 are hereby amended and restated in their entirety to read as follows:

                     (b) Fixed Charge Coverage Ratio. The Borrowers shall maintain a Fixed Charge Coverage Ratio (measured as of the last date of each fiscal quarter beginning with the fiscal quarter ending April 3, 2003) equal to or greater than the ratio set forth below, except as otherwise specified below, for any period of four consecutive fiscal quarters, during the periods specified below:

                    Fiscal Quarters                        Minimum Fixed Charge Coverage Ratio
--------------------------------------------------------- ---------------------------------------
Fiscal quarter ending on April 3, 2003                                  Not Tested
--------------------------------------------------------- ---------------------------------------
Quarters ending July 3, 2003 (3 month test)                               1.1:1
--------------------------------------------------------- ---------------------------------------
Quarter beginning April 4, 2003 and ending September                      1.15:1
30, 2003 (6 month test)
--------------------------------------------------------- ---------------------------------------
Quarters beginning April 4, 2003 and ending January 1,                    1.15:1
2004 (9 month test)
--------------------------------------------------------- ---------------------------------------
Quarters beginning April 4, 2003 and ending April 1,                      1.15:1
2004 (12 month test)
--------------------------------------------------------- ---------------------------------------
Quarters beginning April 2, 2004 and ending December                      1.15:1
30, 2004 (trailing 4 quarters)
--------------------------------------------------------- ---------------------------------------


                 (c) Interest Coverage Ratio. Borrowers shall maintain an Interest Coverage Ratio (measured as of the last date of each fiscal quarter beginning with the fiscal quarter ending April 3, 2003) equal to or greater than the ratio set forth below for any period of four consecutive fiscal quarters during the periods specified below:

             Fiscal Quarters Ending                  Minimum Interest Coverage
                                                               Ratio
-------------------------------------------------- ------------------------------
Quarters ending on April 3, 2003                               1.5:1
-------------------------------------------------- ------------------------------
Quarters ending April 3, 2003 through July 3,                  1.5:1
2003
-------------------------------------------------- ------------------------------
Quarters ending April 3, 2003 through December                1.65:1
30, 2004, and thereafter
-------------------------------------------------- ------------------------------



           5. Fees. The Borrowers agree to pay the Lender a closing fee with respect to the amendments set forth in this Fifth Amendment equal to $18,750.00, payable on or before the Fifth Amendment Closing Date. In addition, the Borrowers agree to pay the Lender a fee for the extension of the Expiration Date and for the temporary seasonal increase of the revolving credit facility equal to $75,000.00: $25,000 of such fee is due and payable on or before the Fifth Amendment Closing Date; $25,000 of such fee is due and payable on or before July 1, 2003; and the remaining $25,000 is due and payable on or before September 1, 2003. This extension and temporary seasonal increase fee shall be deemed earned in full on the Fifth Amendment Closing Date and shall not be subject to rebate or proration.

           6. Representations and Warranties. The Borrowers hereby represent and warrant to the Lender that:

          (a) The Borrowers have and will continue to have corporate power and authority to execute, deliver and perform the provisions of this Fifth Amendment and the Loan Agreement, as amended hereby, and to execute and deliver the instruments required by the provisions of this Fifth Amendment and the Loan Agreement, as amended hereby, to be executed and delivered by the Borrowers; and all such action has been duly and validly authorized by all necessary corporate proceedings on the part of the Borrowers.

          (b) The execution, delivery and performance of this Fifth Amendment and the Revolving Credit Note will not conflict with, constitute a default under or result in the breach of, any provisions of Law or the Articles of Incorporation or the By-laws of the Borrowers or of any agreement or other instrument to which each Borrower is a party or by which it is bound or to which it is subject.

          (c) This Fifth Amendment and the Revolving Credit Note have each been duly and validly executed and delivered by the Borrowers, and this Fifth Amendment and the Revolving Credit constitute legal, valid and binding obligations of the Borrowers, enforceable against the Borrowers in accordance with their respective terms.

          (d) The representations and warranties by the Borrowers contained in
Article III of the Loan Agreement are correct and accurate in all material respects on and as of the Fifth Amendment Effective Date with the same effect as though made on and as of the Fifth Amendment Effective Date.

          (e) No event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          (f) The security interest in the Collateral (as defined in the Security Agreement) (i) constitutes and will continue to constitute a perfected security interest under the Code entitled to all of the rights, benefits and priorities provided by the Code and (ii) except as otherwise permitted under
Section 6.01 of the Loan Agreement, is and will continue to be superior and prior to the rights of all third parties existing on the date of this Fifth Amendment or arising after the date of this Fifth Amendment whether by Lien or otherwise, to the full extent provided by Law. All such action as is necessary or advisable to establish such rights of the Lender has been taken or will be taken at or prior to the time required for such purpose and there is no necessity of any further action in order to preserve, protect and continue such rights except the filing of continuation statements with respect to such financing statements within six months prior to each five year anniversary of the filing of such financing statements and continued possession by the Lender of the Collateral delivered to it.

           7. Conditions Precedent. It shall be a condition precedent to the effectiveness of this Fifth Amendment that the Lender shall have received, on or before the Fifth Amendment Closing Date, each of the following items, in form and substance satisfactory to the Lender and its counsel:

              (i) this Fifth Amendment, duly executed and delivered;

              (ii) the Third Amended and Restated Revolving Credit Note (in the form of Exhibit A to this Fifth Amendment), duly executed and delivered;

              (iii) a certificate of the Borrowers, addressed to the Lender and executed by the Chief Financial Officer or President of each Borrower on behalf of the Borrowers, certifying that all corporate actions necessary for the consummation of the obligations to be incurred under this Fifth Amendment have been taken; and

              (iv) such other items, instruments, documents and certificates as to the transactions contemplated by this Fifth Amendment and the Loan Documents as the Lender may reasonably request.

           8. Further Assurances. The Borrowers, at their own cost and expense, shall cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as the Lender may from time to time request in order more effectively to carry out the intent and purposes of this Fifth Amendment and the transactions contemplated by this Fifth Amendment including, without limitation, amendments to each or any of the Loan Documents consistent with the intent and purposes of this Fifth Amendment. Promptly upon request by the Lender, the Borrowers agree to execute and deliver and to file and record and refile and record such financing statements and amendments and other assignments and other documents in such manner, at such time or times and in such place or places as may be required by any Law and to cause such other actions which may be required by any Law or as may be requested by the Lender in order to carry out the intent and purposes of this Fifth Amendment.

           9. Scope of this Fifth Amendment. Except as amended by this Fifth Amendment, the provisions of the Loan Agreement shall remain in full force and effect. The Loan Documents shall likewise remain in full force and effect. The Loan Agreement and this Fifth Amendment shall be construed as complementing each other and, except as specifically amended by this Fifth Amendment, augmenting and not restricting the Lender's rights, and the Loan Agreement shall remain in full force and effect in accordance with its terms. The Borrowers hereby ratify, confirm and reaffirm, without condition, all liens and security interests granted to the Lender pursuant to the Loan Agreement and the Loan Documents, and such liens and security interests shall continue to secure the Secured Obligations. Except as expressly provided in this Fifth Amendment, the Lender has not agreed to any amendment or modification to the Loan Agreement or to any of the Loan Documents or to any departure by the Borrowers from their due performance under the Loan Agreement or under any of the Loan Documents. The rights and remedies of the Lender under the Loan Agreement, as amended by this Fifth Amendment, and the Loan Documents shall survive the execution and delivery of this Fifth Amendment and the Lender may exercise such rights and remedies with respect to any such defaults at any time and from time to time.

           10. Miscellaneous. The following provisions shall apply to this Fifth Amendment:

              (a) References. All notices, communications, agreements, certificates, documents or other instruments executed and delivered after the execution and delivery of this Fifth Amendment may refer to the Loan Agreement without making specific reference to this Fifth Amendment, but nevertheless all such references shall include this Fifth Amendment unless the context requires otherwise.

              (b) Counterparts. This Fifth Amendment may be executed in as many different counterparts as may be convenient to the parties hereto, each of which when executed by the Borrowers and the Lender shall be regarded as an original and all such counterparts shall constitute but one Fifth Amendment.

           11. Costs and Expenses. The Borrowers will pay all costs and expenses of the Lender (including, without limitation, the reasonable fees and the disbursements of the Lender's counsel) in connection with the preparation, execution and delivery of this Fifth Amendment.

           12. Governing Law. This Fifth Amendment and the rights and obligations hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

           13. Headings. The headings of this Fifth Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning thereof.

           IN WITNESS WHEREOF, the parties, by their duly authorized officers, have executed this Fifth Amendment to Loan Agreement as of the day and year first above written.

ATTEST:                                     UNI-MARTS, INC.


   /S/ JUDY L. TREASTER                     By:    /S/ N. GREGORY PETRICK
------------------------------------           ---------------------------------

Name:     Judy L. Treaster                  Name:  N. Gregory Petrick
     -------------------------------        Title:  Executive Vice President and
     Asst. Secretary                                 Chief Financial Officer


ATTEST                                      UNI-MARTS OF AMERICA, INC.


   /S/ DONNA D. WEAVER                      By:    /S/ N. GREGORY PETRICK
------------------------------------           ---------------------------------

Name:     Donna D. Weaver                   Name:  N. Gregory Petrick
     -------------------------------        Title: President
     Secretary


                                            THE PROVIDENT BANK

                                            By:   /S/ RONALD L. TASSONE
                                               ---------------------------------

                                            Name:  Ronald L. Tassone
                                            Title: Senior Vice President

                                                                     Exhibit "A"
                                                          to the Fifth Amendment


                           THIRD AMENDED AND RESTATED
                              REVOLVING CREDIT NOTE


$15,000,000.00                                                    April __, 2003
                                                   Effective as of April 1, 2003


           FOR VALUE RECEIVED, the undersigned, UNI-MARTS, INC., a Delaware corporation, and UNI-MARTS OF AMERICA, INC., a Delaware corporation (collectively, the "Borrowers"), jointly and severally promise to pay to the order of THE PROVIDENT BANK (the "Lender"), on December 31, 2004, if not sooner paid, the lesser of: (i) the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000.00) or (ii) the aggregate unpaid principal amount of all revolving credit loans and extensions of credit made by the Lender to the Borrowers pursuant to the Loan Agreement, dated as of April 20, 2000, entered into by and between the Borrowers and the Lender, as amended by the First Amendment to Loan Agreement dated as of January 16, 2001, the Second Amendment to Loan Agreement dated as of March 31, 2001, the Third Amendment to Loan Agreement dated as of December 21, 2001, the Fourth Amendment to Loan Agreement dated as of September 30, 2002, and the Fifth Amendment to Loan Agreement dated as of the date hereof but effective as of April 1, 2003, as such agreement may be further amended, modified or supplemented from time to time (the "Loan Agreement"). The Borrowers further promise to pay to the order of the Lender interest from time to time outstanding on the unpaid principal amount of this Revolving Credit Note at the rate or rates per annum determined pursuant to, or otherwise provided in, the Loan Agreement, and with such amounts being payable on the dates set forth, or as otherwise provided in, the Loan Agreement.

           All payments and prepayments to be made in respect of principal, interest or other amounts due from the Borrowers under this Revolving Credit Note shall be payable at 12:00 noon, New York time, on the day when due. Such payments shall be made to the Lender at its office identified in the Loan Agreement, or at such other place as Lender may designate in writing, in lawful money of the United States of America in immediately available funds without setoff, counterclaim or other deduction of any nature. The Borrowers expressly waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Credit Note, and an action for any amounts due and unpaid shall therefore accrue immediately.

           If any payment of principal or interest under this Revolving Credit Note becomes due on a day which is a Saturday, Sunday or other day on which lending institutions are authorized or obligated to close in Cincinnati, Ohio or New York, New York, such payment will be made on the next following business day on which the Lender is open for business and such extension of time will be included in computing interest in connection with such payment.

           This Third Amended and Restated Revolving Credit Note is the "Revolving Credit Note" referred to in, and is entitled to the benefits of, the Loan Agreement as defined herein, between the

Borrowers and the Lender. This Revolving Credit Note is secured by, and is entitled to the benefits of, certain other Loan Documents, as each of them may be amended, modified or supplemented from time to time. Capitalized terms used in this Revolving Credit Note which are defined in the Loan Agreement have the meanings assigned to them in the Loan Agreement unless otherwise expressly defined in this Revolving Credit Note.

           This Revolving Credit Note amends, restates, consolidates and continues that certain Second Amended and Restated Revolving Credit Note dated December 21, 2001, in the original principal amount of Fifteen Million Dollars ($15,000,000) and executed by Borrowers in favor of the Lender. This amendment and restatement does not constitute a novation of the indebtedness evidenced by the original Revolving Credit Note. Any and all amounts outstanding under such note, including any accrued and unpaid interest, shall be evidenced by this Revolving Credit Note and shall be paid in accordance with the terms hereof.

           This Revolving Credit Note is governed by, and will be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania without regard to principles of conflicts of law in the Commonwealth of Pennsylvania. The Borrowers consent to the exclusive jurisdiction and venue of the Federal and State courts located in Allegheny County, Pennsylvania with respect to any suit arising out of, relating to, or mentioning this Revolving Credit Note.

           THE BORROWERS AUTHORIZE AND EMPOWER THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE UNITED STATES OR ELSEWHERE, UPON THE OCCURRENCE OF ANY EVENT OF DEFAULT UNDER THE LOAN AGREEMENT, UNDER THIS REVOLVING CREDIT NOTE OR UNDER ANY OF THE OTHER LOAN DOCUMENTS, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST THE BORROWERS IN FAVOR OF THE LENDER OR ANY HOLDER OF THIS REVOLVING CREDIT NOTE, FOR ALL SUMS DUE AND UNPAID UNDER THIS REVOLVING CREDIT NOTE, WHETHER BY ACCELERATION OR NOT, WITH OR WITHOUT DECLARATION, WITH COST OF SUIT, RELEASE OF ALL ERRORS, WITHOUT STAY OF EXECUTION AND WITH TEN PERCENT (10%) ADDED FOR COLLECTION FEE (PROVIDED, HOWEVER, THAT, DESPITE THE ENTRY OF JUDGMENT IN SUCH AMOUNT, THE LENDER SHALL NOT BE ENTITLED TO COLLECT AS PART OF SUCH COLLECTION FEE AN AMOUNT IN EXCESS OF REASONABLE ATTORNEYS' AND PARALEGALS' FEES). THE BORROWERS ALSO WAIVE THE RIGHT OF INQUISITION OF ANY REAL ESTATE LEVIED ON, VOLUNTARILY CONDEMNS THE SAME, AUTHORIZES THE PROTHONOTARY OR CLERK TO ENTER THE WRIT OF EXECUTION AND VOLUNTARY CONDEMNATION, AGREES THAT SAID REAL ESTATE MAY BE SOLD ON A WRIT OF EXECUTION, AND ALSO WAIVES AND RELEASES ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXEMPTION LAW OF ANY STATE NOW IN FORCE OR ENACTED IN THE FUTURE. IF A COPY OF THIS REVOLVING CREDIT NOTE, VERIFIED BY AFFIDAVIT OF THE LENDER OR ANY HOLDER OF THIS REVOLVING CREDIT NOTE OR SOMEONE AUTHORIZED TO ACT ON BEHALF OF THE LENDER OR ANY SUCH HOLDER, HAS BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL OF THE REVOLVING CREDIT NOTE AS A WARRANT OF ATTORNEY. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST THE BORROWERS WILL NOT BE EXHAUSTED BY ANY SINGLE EXERCISE OF THE AUTHORIZED POWER, AND THE SAME MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS THE HOLDER

DEEMS NECESSARY OR DESIRABLE; AND THIS INSTRUMENT WILL BE A SUFFICIENT WARRANT.


                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, and intending to be legally bound, the Borrowers have executed, issued and delivered this Third Amended and Restated Revolving Credit Note as of the day and year first above written.

ATTEST:                                   UNI-MARTS, INC.

_______________________________           By: _____________________________
           Secretary                      Name:  N. Gregory Petrick
                                          Title: Executive Vice President and
                                                 Chief Financial Officer


ATTEST:                                   UNI-MARTS OF AMERICA, INC.

_______________________________           By: _____________________________
           Secretary                          Name:  N. Gregory Petrick
                                              Title: President